Exhibit 99.1

Finish Line Reports Third Quarter Fiscal Year 2014 Results

Q3 comp store sales increased 7.1%; Q3 EPS of $0.05; Company Raises Full Year Outlook

INDIANAPOLIS, December 20, 2013 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the 13-weeks ended November 30, 2013.

For the thirteen weeks ended November 30, 2013:

●	Consolidated net sales were $364.5 million, an increase of 22.9% over the prior year period.

●	Finish Line comparable store sales increased 7.1%.

●	On a GAAP basis, diluted earnings per share were $0.05.

●	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges, were $0.06.

“We are very pleased with the top and bottom line performance we delivered in the third quarter,” said Chairman and Chief Executive Officer, Glenn Lyon. “Our commitment to developing a premier omni-channel platform is strengthening both our customer relationships and our brand partnerships while also reinforcing our market leadership position. We are continually adapting and refining our strategies in this rapidly evolving retail landscape to ensure we meet the needs of today's empowered consumer. Finish Line is on the right strategic course and is well-positioned to deliver on our near and longer term goals."

Balance Sheet

As of November 30, 2013, consolidated merchandise inventories increased 19.5% to $360.5 million compared to $301.7 million as of December 1, 2012. The increase resulted primarily from the start-up of Macy’s business. For Finish Line, merchandise inventories increased 0.6%.

The company repurchased 200,000 shares of its common stock in the third quarter, totaling $5.2 million. The company has 4.1 million shares remaining on its current Board authorized repurchase plan.

As of November 30, 2013, the company had no interest-bearing debt and $111.9 million in cash and cash equivalents, compared to $168.2 million a year ago.

Outlook

For the fiscal year ending March 1, 2014, Finish Line now expects comparable store sales to increase approximately 3%-4% compared to its previous expectation for a low single digit increase. The Company now expects Non-GAAP earnings per share to increase 9% to 12% to $1.60-$1.65 from fiscal year 2013 Non-GAAP diluted earnings per share of $1.47. This compares to its previous expectation for a mid-single digit increase.

Q3 Fiscal 2014 Conference Call Today, December 20, 2013 at 8:30 a.m.

The company will host a conference call for investors today, December 20, 2013, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #19771592. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #19771592. This recording will be made available through Monday, January 20, 2014. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The Company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the Company’s year-over-year performance and are useful in assessing the Company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has 658 stores in malls across the U.S., manages the athletic footwear inventory in 660 Macy’s stores including 198 branded or staffed shops, and employs more than 13,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates the Running Specialty Group through a venture with Gart Capital Partners. This includes 47 specialty running shops in 12 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company and Roncker's Running Spot banners. More information, including the particular states in which stores are located, is available at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 30, 2013	December 1, 2012	November 30, 2013	December 1, 2012
Net sales	$364,455	$296,623	$1,151,538	$1,000,683
Cost of sales (including occupancy costs)	256,607	206,833	790,358	671,684
Gross profit	107,848	89,790	361,180	328,999
Selling, general and administrative expenses	104,092	91,447	306,903	271,004
Store closing costs	166	1	369	421
Impairment charges	841	—	841	—
Operating income (loss)	2,749	(1,658)	53,067	57,574
Interest income, net	3	38	27	167
Income (loss) before income taxes	2,752	(1,620)	53,094	57,741
Income tax expense (benefit)	1,161	(811)	20,796	22,033
Net income (loss)	1,591	(809)	32,298	35,708
Net loss attributable to redeemable noncontrolling interest	727	702	1,602	1,436
Net income (loss) attributable to The Finish Line, Inc.	$2,318	$(107)	$33,900	$37,144
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.05	$ 0.00	$0.69	$0.72
Diluted weighted average shares	48,709	49,949	48,733	50,977
Dividends declared per share	$0.07	$0.06	$0.21	$0.18
Finish Line store activity for the period:
Beginning of period	659	638	645	637
Opened	3	14	22	27
Closed	(4)	(1)	(9)	(13)
End of period	658	651	658	651
Square feet at end of period			3,566,404	3,531,426
Average square feet per store			5,420	5,425
Branded shops within department stores activity for the period:
Beginning of period	133	—	3	—
Opened	48	—	178	—
Closed	—	—	—	—
End of period	181	—	181	—
Square feet at end of period			224,515	—
Average square feet per shop			1,240	—
Running Company store activity for the period:
Beginning of period	39	19	27	19
Acquired	4	5	13	5
Opened	4	1	7	1
Closed	—	—	—	—
End of period	47	25	47	25
Square feet at end of period			154,348	78,120
Average square feet per store			3,284	3,125

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 30, 2013	December 1, 2012	November 30, 2013	December 1, 2012
Net sales	100.0%	100.0%	100.0%	100.0
Cost of sales (including occupancy costs)	70.4	69.7	68.6	67.1
Gross profit	29.6	30.3	31.4	32.9
Selling, general and administrative expenses	28.6	30.8	26.7	27.1
Store closing costs	—	—	—	—
Impairment charges	0.2	—	0.1	—
Operating income (loss)	0.8	(0.5)	4.6	5.8
Interest income, net	—	—	—	—
Income (loss) before income taxes	0.8	(0.5)	4.6	5.8
Income tax expense (benefit)	0.4	(0.3)	1.8	2.2
Net income (loss)	0.4	(0.2)	2.8	3.6
Net loss attributable to redeemable noncontrolling interest	0.2	0.2	0.1	0.1
Net income (loss) attributable to The Finish Line, Inc.	0.6%	—%	2.9%	3.7%

	Condensed Consolidated Balance Sheets
	November 30, 2013	December 1, 2012	March 2, 2013
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$111,916	$168,154	$226,982
Merchandise inventories, net	360,463	301,654	243,770
Other current assets	49,783	30,904	20,942
Property and equipment, net	213,188	167,970	180,601
Goodwill and other intangible assets	24,585	15,313	14,438
Other assets	13,635	25,790	19,689
Total assets	$773,570	$709,785	$706,422
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$180,756	$145,609	$134,037
Deferred credits from landlords	28,639	28,138	27,215
Other long-term liabilities	17,465	18,463	16,638
Redeemable noncontrolling interest	2,034	4,535	3,669
Shareholders' equity	544,676	513,040	524,863
Total liabilities and shareholders' equity	$773,570	$709,785	$706,422

The Finish Line, Inc.
Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 30, 2013		December 1, 2012		November 30, 2013		December 1, 2012
Gross profit, GAAP	$107,848	29.6%	$89,790	30.3%	$361,180	31.4%	$328,999	32.9%
Start up costs	—	—	—	—	5,758	0.5	—	—
Gross profit, Non-GAAP	$107,848	29.6%	$89,790	30.3%	$366,938	31.9%	$328,999	32.9%

Reconciliation of Selling, General and Administrative Expenses, GAAP to
Selling, General and Administrative Expenses, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 30, 2013		December 1, 2012		November 30, 2013		December 1, 2012
Selling, general and administrative expenses, GAAP	$104,092	28.6%	$91,447	30.8%	$306,903	26.7%	$271,004	27.1%
Start up costs	—	—	—	—	(2,202)	(0.2)	—	—
Selling, general and administrative expenses, Non-GAAP	$104,092	28.6%	$91,447	30.8%	$304,701	26.5%	$271,004	27.1%

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 30, 2013		December 1, 2012		November 30, 2013		December 1, 2012
Operating income (loss), GAAP	$2,749	0.8%	$(1,658)	(0.5)%	$53,067	4.6%	$57,574	5.8%
Impairment charges	841	0.2	—	—	841	0.1	—	—
Start up costs	—	—	—	—	7,960	0.7	—	—
Operating income (loss), Non-GAAP	$3,590	1.0%	$(1,658)	(0.5)%	$61,868	5.4%	$57,574	5.8%

Reconciliation of Net Income (Loss) Attributable to The Finish Line, Inc., GAAP to
Net Income (Loss) Attributable to The Finish Line, Inc., Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 30, 2013		December 1, 2012		November 30, 2013		December 1, 2012
Net income (loss)attributable to The Finish Line, Inc., GAAP	$2,318	0.6%	$(107)	—%	$33,900	2.9%	$37,144	3.7%
Impairment charges	841	0.2	—		841	0.1
Start up costs	—	—	—	—	7,960	0.7	—	—
Tax effect of impairment charges and start up costs	(327)	(0.1)	—	—	(3,436)	(0.3)	—	—
Net income (loss) attributable to The Finish Line, Inc., Non-GAAP	$2,832	0.7%	$(107)	—%	$39,265	3.4%	$37,144	3.7%

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 30, 2013	December 1, 2012	November 30, 2013	December 1, 2012
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.05	$—	$0.69	$0.72
Impairment charges, net of income taxes	0.01	—	0.01	—
Start up costs, net of income taxes	—	—	0.10	—
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.06	$—	$0.80	$0.72

* See Non-GAAP Financial Measures Disclosure Above

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914